                                                           Exhibit 99.1

          LIGHTBRIDGE REPORTS FOURTH QUARTER AND 2003 FINANCIAL RESULTS

 Company meets revenue and exceeds earnings guidance; Cash balances continue to grow; Agreements renewed with three of its largest clients

BURLINGTON, MA - JANUARY 22, 2004 -- Lightbridge, Inc. (Nasdaq: LTBG), a global enabler of mobile and online business solutions, today reported financial results for the fourth quarter and full year 2003. Revenues for the fourth quarter were $30.7 million versus $29.6 in the third quarter of 2003 and $30.6 million in the fourth quarter of 2002. Revenue performance in the quarter reflected modestly stronger Transaction volume and increased activity in Consulting and Services when compared with the fourth quarter of 2002. The Company reported net income of $884,000, or $0.03 per share, during the fourth quarter of 2003, versus net income of $1.2 million, or $0.04 per share, in the same period last year. Fourth quarter 2003 net income included a tax benefit of $194,000 and $92,000 of restructuring costs.

For the twelve months ended December 31, 2003, the Company reported revenue of $120.0 million, versus $133.4 million in 2002. These results reflected lower revenue in the Company's principal business segments. For 2003, the Company reported a net loss of $1.4 million, or $0.05 per share, versus net income of $3.6 million, or $0.13 per share, in 2002. Net loss for 2003 included restructuring costs of $5.1 million. Net income for 2002 included restructuring costs of $3.6 million.

Pamela D.A. Reeve, President and Chief Executive Officer of Lightbridge stated, "We are pleased with the results for the period particularly in our Transaction and Consulting and Services businesses. We are equally pleased with our success in signing multi-year agreements extending our longstanding relationships with Nextel and Sprint. At the same time, we extended our equally significant and longstanding relationship with AT&T Wireless. These are very important clients and their decision to renew their contracts with Lightbridge reflects a continuing confidence in our solutions."

Ms. Reeve concluded, "As we enter 2004, we plan to continue leveraging our expertise by investing in areas we perceive to have strong growth opportunities and which benefit from our technological and business proficiency. We plan to continue utilizing our strong balance sheet, managing costs and focusing the organization to capitalize on marketplace opportunities that will enhance shareholder value."

FIRST QUARTER 2004 GUIDANCE

In light of seasonality, the Company continues to be cautious regarding near term results. At this time, the Company estimates revenue for the first quarter of 2004 to be in the range of $26.5 to $29.0 million and earnings per share to be in the range of ($0.06) to ($0.02).

SELECT FINANCIAL HIGHLIGHTS FROM THE FOURTH QUARTER

- Cash and short-term investments -- At December 31, 2003, the Company had $133.5 million in cash and short-term investments, equating to nearly $5.00 per share of outstanding common stock.

- Day Sales Outstanding (DSO) -- DSO for the fourth quarter of 2003 was 59 days.

              LIGHTBRIDGE REPORTS FOURTH QUARTER 2003 FINANCIAL RESULTS - PAGE 2



- Stock Repurchase Program -- During the quarter ended December 31, 2003, Lightbridge repurchased approximately 145,200 shares of its common stock under the terms of its Stock Repurchase Program. Since the program's inception in September 2001, the Company has repurchased more than 1.9 million shares of its common stock and retains authorization to purchase up to an additional 1.1 million shares through September 2005.

RECENT BUSINESS HIGHLIGHTS

- Renewed contracts with existing clients -- The Company recently signed multi-year contracts with Nextel and Sprint. The Company also extended the term of its agreement with AT&T Wireless.

- Lightbridge(R) ProFile(R) passes the $6 billion mark in fraud and bad write-offs -- ProFile, the industry leading and largest database of wireless customer write-offs, reached a milestone of $6 billion in recorded fraud and bad debt during the fourth quarter. The ProFile database helps many of the world's largest and most successful carriers reduce bad debt and fraud loss during customer acquisition and post activation management.

- Board of Directors elects two new members -- Robert Donahue and David Turner were recently elected to the Lightbridge Board of Directors. Mr. Donahue, with more than twenty years of experience in the technology industry, is currently the Chief Financial Officer of KO Instruments. Mr. Donahue has previously held positions with MSL, as President and Chief Operating Officer and Stratus Computer, as V.P. Finance and Administration, Chief Financial Officer. Mr. Turner brings more than eighteen years of experience in the technology industry and is currently the Senior Executive Vice President at MBNA America, the world's largest independent credit card issuer. Mr. Turner has previously held positions with Gateway as Executive V.P, V.P. of Marketing and Senior V.P. of Sales and Marketing.

- Company signs lease for new headquarters building -- In an effort to streamline operations and lower long-term operating costs, the Company plans to move its corporate headquarters to a new 80,000 square foot location in Burlington, Massachusetts during the second quarter of 2004.

CONFERENCE CALL INFORMATION

Lightbridge will conduct a conference call on Thursday, January 22, 2004 at 9:00 a.m. (Eastern) to discuss the information contained in this news release. Investors wishing to listen to a webcast of the conference call should link to the "Investor Relations" section of www.lightbridge.com at least 15 minutes prior to the broadcast and follow the instructions provided to assure the necessary audio applications are downloaded and installed. The call will be available online at the Company's website for one week. The call can also be accessed live over the phone by dialing 1-888-802-8576 or for international callers by dialing +01-973-935-8515. A replay of the call will be available one hour after the call and can be accessed by dialing 1-877-519-4471 and entering pass code number: 4414617. The replay will be available until January 30th, 2004.

              LIGHTBRIDGE REPORTS FOURTH QUARTER 2003 FINANCIAL RESULTS - PAGE 3



ABOUT LIGHTBRIDGE

Lightbridge is a global enabler of mobile and online business solutions, offering software and services designed to maximize the lifetime value of customers, minimize risk and increase profitability. Lightbridge real-time applications qualify customers, assess credit, screen for fraud, authenticate individuals, monitor transaction behavior and manage identity theft.

Since 1989, Lightbridge has helped wireless carriers reduce the risks associated with `faceless transactions.' Today, Lightbridge is also offering that carrier-grade reliability and scalability to global e-businesses that want to reduce online customer risk with effective, efficient, automated processes. Its combined solutions and services create a trusted environment for customers, while safeguarding business information and transactions. Businesses supported by Lightbridge have the competitive ability to translate prospects into profitable lifetime customers, whether transactions are completed on wired, wireless or Internet devices. Visit the Company at http://www.lightbridge.com or call 800-LIGHTBR.

                                       ###

CONTACTS:

SUSAN GRIFFIN             GLEN ZIMMERMAN              BRAD COHEN/ASHLEY M. AMMON
Investor Relations        Media Relations             IR Counsel to Lightbridge
Lightbridge, Inc.         Lightbridge, Inc.           ICR, Inc.
781/359-4854              781/359-4705                203/222-9013
sgriffin@lightbridge.com  gzimmerman@lightbridge.com  bcohen@icr-online.com

LIGHTBRIDGE, the Lightbridge logo and ProFile are registered trademarks of Lightbridge, Inc. All other trademarks or registered trademarks are the properties of their respective owners.

FORWARD-LOOKING STATEMENTS

Certain statements in this news release that are not historical facts, including, without limitation, those relating to the business outlook and trends in the future, the Company's plans and strategies for the future including, without limitation, plans to invest in areas with growth opportunities and build shareholder value, and the financial guidance for the first quarter of 2004 are forward-looking statements that involve risks and uncertainties. Such statements are based upon the current beliefs and expectations of the management of the Company. Actual results may vary materially from those contained in forward-looking statements based on a number of factors including, without limitation, (i) dependence on a limited number of clients, (ii) the Company's revenue concentration in the wireless telecommunications business and the declining subscriber growth rate in that business, (iii) continuing rapid change in the telecommunications industry, including, without limitation, the advent of wireless local number portability, and other markets in which the Company does business that may affect both the Company and its clients, (iv) current and future economic conditions generally and particularly in the telecommunications industry including, without limitation, decreases or delays in capital spending by carriers and global economic recession, (v) uncertainties about the Company's ability to execute on, and about the impact on the Company's business and operations of, its objectives, plans or strategies as a result of potential technological, market or competitive factors, or strategic alliances, (vi) the impact of restructuring and other charges on the Company's business and operations, and (vii) the factors disclosed in the Company's filings with the U.S. Securities and Exchange Commission including, without limitation, its 2002 Annual Report on Form 10-K. The Company undertakes no obligation to update any forward-looking statements.

              LIGHTBRIDGE REPORTS FOURTH QUARTER 2003 FINANCIAL RESULTS - PAGE 4



LIGHTBRIDGE, INC. AND SUBSIDIARIES
UNAUDITED
TABLE 1: FINANCIAL HIGHLIGHTS (QUARTERLY COMPARISON)

(In millions, except per share data and %)

Revenues                                   Q4 2003      Q3 2003        % CHANGE      Q4 2002       % CHANGE
    Transaction                            $  21.7       $ 20.0           8.2%       $  21.4          1.3%
    Software Licensing                         0.5          1.4         (61.9%)          1.7        (67.5%)
    Consulting & Services                      7.8          7.9          (2.0%)          7.2          8.0%
    Hardware                                   0.7          0.2         253.5%           0.3        100.0%
                                           -------      -------       -------        -------      -------
Total Revenues                             $  30.7       $ 29.5           3.8%       $  30.6          0.3%
Net Income (Loss)                          $   0.9      ($  1.9)        146.7%       $   1.2        (24.8%)
EPS (Loss)                                 $  0.03      ($ 0.07)        142.9%       $  0.04        (25.0%)
Diluted Shares (for EPS)                      27.4         26.9           1.8%          27.8         (1.6%)
Total Cash and Short-Term Investments      $ 133.5       $131.1           1.8%       $ 133.5           --

              LIGHTBRIDGE REPORTS FOURTH QUARTER 2003 FINANCIAL RESULTS - PAGE 5



LIGHTBRIDGE, INC. AND SUBSIDIARIES
UNAUDITED, CONDENSED, CONSOLIDATED
TABLE 2: STATEMENT OF OPERATIONS (QUARTER ENDED)

(In thousands, except per share data)

                                           QUARTER ENDED    % OF TOTAL    QUARTER ENDED    % OF TOTAL          $              %
Revenues:                                  DEC. 31, 2003     REVENUE      DEC. 31, 2002     REVENUE       DIFFERENCE     DIFFERENCE
                                           -------------     -------      -------------     -------       ----------     ----------
   Transaction                               $ 21,672           70.6%       $ 21,395           69.9%       $    277            1.3%

   Software licensing                             538            1.8%          1,657            5.4%         (1,119)         (67.5%)

   Consulting and services                      7,766           25.3%          7,188           23.5%            578            8.0%

   Hardware                                       714            2.3%            357            1.2%            357          100.0%
                                             --------       --------        --------       --------        --------       --------

     Total revenues                            30,690          100.0%         30,597          100.0%             93            0.3%
                                             --------       --------        --------       --------        --------       --------

Cost of revenues:

   Transaction                                 12,192           39.7%         11,089           36.2%          1,103            9.9%

   Software licensing                             115            0.4%            205            0.7%            (90)         (43.9%)

   Consulting and services                      3,453           11.3%          2,815            9.2%            638           22.7%

   Hardware                                       597            1.9%            311            1.0%            286           92.0%
                                             --------       --------        --------       --------        --------       --------

     Total cost of revenues                    16,357           53.3%         14,420           47.1%          1,937           13.4%
                                             --------       --------        --------       --------        --------       --------

Gross margin:

   Transaction                                  9,480           30.9%         10,306           33.7%           (826)          (8.0%)

   Software licensing                             423            1.4%          1,452            4.7%         (1,029)         (70.9%)

   Consulting and services                      4,313           14.0%          4,373           14.3%            (60)          (1.4%)

   Hardware                                       117            0.4%             46            0.2%             71          154.3%
                                             --------       --------        --------       --------        --------       --------

     Total gross margin                        14,333           46.7%         16,177           52.9%         (1,844)         (11.4%)
                                             --------       --------        --------       --------        --------       --------

Operating expenses:

   Development costs                            6,996           22.8%          6,991           22.8%              5            0.1%

   Sales and marketing                          3,318           10.8%          3,109           10.2%            209            6.7%

   General and administrative                   3,633           11.8%          4,549           14.9%           (916)         (20.1%)

   Restructuring costs                             92            0.3%             --             --              92          100.0%
                                             --------       --------        --------       --------        --------       --------

     Total operating expenses                  14,039           45.7%         14,649           47.9%           (610)          (4.2%)
                                             --------       --------        --------       --------        --------       --------


Income from operations                            294            1.0%          1,528            5.0%         (1,234)         (80.8%)

Other income, net                                 396            1.3%            616            2.0%           (220)         (35.7%)

Equity in loss of partnership investment           --             --            (464)          (1.5%)           464             --
                                             --------       --------        --------       --------        --------       --------


Income before taxes                               690            2.3%          1,680            5.5%           (990)         (58.9%)

Provision (benefit) for income taxes             (194)          (0.6%)           504            1.6%           (698)        (138.5%)
                                             --------       --------        --------       --------        --------       --------

Net income                                   $    884            2.9%       $  1,176            3.9%       $   (292)         (24.8%)
                                             ========       ========        ========       ========        ========       ========


Weighted average shares                        27,406                         27,844
                                             ========                       ========

Diluted earnings per share                   $   0.03                       $   0.04
                                             ========                       ========

              LIGHTBRIDGE REPORTS FOURTH QUARTER 2003 FINANCIAL RESULTS - PAGE 6



LIGHTBRIDGE, INC. AND SUBSIDIARIES
UNAUDITED, CONDENSED, CONSOLIDATED
TABLE 3: STATEMENT OF OPERATIONS (YEAR ENDED)

(In thousands, except per share data)

                                             YEAR ENDED      % OF TOTAL     YEAR ENDED      % OF TOTAL          $              %
Revenues:                                   DEC. 31, 2003     REVENUE      DEC. 31, 2002     REVENUE       DIFFERENCE     DIFFERENCE
                                            -------------     -------      -------------     -------       ----------     ----------
   Transaction                                $ 80,552           67.1%       $ 88,376           66.2%       $ (7,824)         (8.9%)
   Software licensing                            8,012            6.7%         10,212            7.7%         (2,200)        (21.5%)
   Consulting and services                      28,666           23.9%         32,491           24.3%         (3,825)        (11.8%)
   Hardware                                      2,748            2.3%          2,359            1.8%            389          16.5%
                                              --------       --------        --------       --------        --------       -------
     Total revenues                            119,978          100.0%        133,438          100.0%        (13,460)        (10.1%)
                                              --------       --------        --------       --------        --------       -------

Cost of revenues:
   Transaction                                  45,667           38.1%         49,194           36.9%         (3,527)         (7.2%)
   Software licensing                            1,251            1.0%          1,247            0.9%              4           0.3%
   Consulting and services                      12,741           10.6%         13,663           10.2%           (922)         (6.7%)
   Hardware                                      2,290            1.9%          1,839            1.3%            451          24.5%
                                              --------       --------        --------       --------        --------       -------
     Total cost of revenues                     61,949           51.6%         65,943           49.3%         (3,994)         (6.1%)
                                              --------       --------        --------       --------        --------       -------

Gross margin:
   Transaction                                  34,885           29.0%         39,182           29.3%         (4,297)        (11.0%)
   Software licensing                            6,761            5.7%          8,965            6.8%         (2,204)        (24.6%)
   Consulting and services                      15,925           13.3%         18,828           14.1%         (2,903)        (15.4%)
   Hardware                                        458            0.4%            520            0.5%            (62)        (11.9%)
                                              --------       --------        --------       --------        --------       -------
     Total gross margin                         58,029           48.4%         67,495           50.7%         (9,466)        (14.0%)
                                              --------       --------        --------       --------        --------       -------

Operating expenses:
   Development costs                            28,426           23.7%         29,269           21.9%           (843)         (2.9%)
   Sales and marketing                          14,239           11.9%         13,270            9.9%            969           7.3%
   General and administrative                   14,143           11.8%         18,170           13.5%         (4,027)        (22.2%)
   Purchased in-process R&D                         --             --           1,618            1.2%         (1,618)       (100.0%)
   Restructuring costs                           5,079            4.2%          3,616            2.7%          1,463          40.5%
                                              --------       --------        --------       --------        --------       -------
     Total operating expenses                   61,887           51.6%         65,943           49.2%         (4,056)         (6.2%)
                                              --------       --------        --------       --------        --------       -------

Income (loss) from operations                   (3,858)          (3.2%)         1,552            1.2%         (5,410)       (348.6%)
Other income, net                                1,778            1.5%          2,439            1.8%           (661)        (27.1%)
Equity in loss of partnership investment          (471)          (0.4%)          (464)          (0.3%)            (7)           --
                                              --------       --------        --------       --------        --------       -------
Income (loss) before taxes                      (2,551)          (2.1%)         3,527            2.7%         (6,078)       (172.3%)
Benefit from income taxes                       (1,102)          (0.9%)          (103)          (0.1%)          (999)        969.9%
                                              --------       --------        --------       --------        --------       -------
Net income (loss)                             $ (1,449)          (1.2%)      $  3,630            2.8%       $ (5,079)       (139.9%)
                                              ========       ========        ========       ========        ========       =======

Weighted average shares                         27,015                         28,433
                                              ========                       ========

Diluted earnings (loss) per share             $  (0.05)                      $   0.13
                                              ========                       ========

              LIGHTBRIDGE REPORTS FOURTH QUARTER 2003 FINANCIAL RESULTS - PAGE 7



LIGHTBRIDGE, INC. AND SUBSIDIARIES
UNAUDITED, CONDENSED, CONSOLIDATED
TABLE 4: BALANCE SHEETS

(In thousands)

                                                                                           CHANGE FROM
Assets                                                      DEC. 31, 2003  DEC. 31, 2002  DEC. 31, 2002
------                                                      -------------  -------------  -------------
Current assets:
     Cash and cash equivalents                                 $ 69,685      $ 90,664       $(20,979)

     Short-term investments                                      63,803        42,806         20,997
                                                               --------      --------       --------

          Total cash and short-term investments                 133,488       133,470             18


     Accounts receivable, net                                    20,071        17,679          2,392

     Other current assets                                         7,425         6,124          1,301
                                                               --------      --------       --------

          Total current assets                                  160,984       157,273          3,711

Property and equipment, net                                       9,408        16,183         (6,775)

Other assets, net                                                 7,444         7,216            228
                                                               --------      --------       --------
          Total assets                                         $177,836      $180,672       $ (2,836)
                                                               ========      ========       ========

Liabilities and Stockholders' Equity

Current liabilities:
     Accounts payable and accrued liabilities                  $ 15,205      $ 15,145       $     60

     Deferred revenues                                            5,461         4,292          1,169

     Reserve for restructuring                                    2,634         1,335          1,299
                                                               --------      --------       --------

          Total current liabilities                              23,300        20,772          2,528

Long-term liabilities                                                33           259           (226)
                                                               --------      --------       --------

          Total liabilities                                      23,333        21,031          2,302
                                                               --------      --------       --------

Stockholders' equity:

          Total stockholders' equity                            154,503       159,641         (5,138)
                                                               --------      --------       --------

               Total liabilities and stockholders' equity      $177,836      $180,672       $ (2,836)
                                                               ========      ========       ========